UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Franklin BSP Real Estate Debt BDC

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01736	99-1918767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

One Madison Avenue, Suite 1600

New York, New York 10010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 588-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2025, FBRED BDC WWH Seller, LLC (the “Seller”), an indirect, wholly-owned special-purpose financing subsidiary of Franklin BSP Real Estate Debt BDC, a Delaware statutory trust (the “Company”), entered into a Master Repurchase and Securities Contract (together with the related transaction documents, the “WF Repurchase Agreement”), as seller, with Wells Fargo Bank, National Association, as buyer (the “Buyer”), to finance the acquisition and origination of whole, performing mortgage loans, senior interests and mortgage notes secured by a first lien on stabilized or light transitional commercial, retail, industrial, office, self-storage, mixed-use, hospitality and/or multi-family properties. The WF Repurchase Agreement provides for asset purchases by Buyer of up to $150 million (the “Facility”).

Advances under the WF Repurchase Agreement accrue interest at a per annum rate equal to the Term SOFR Reference Rate (as defined in the WF Repurchase Agreement) for a one-month period plus a margin as determined by Buyer in accordance with certain agreed upon ranges. The maturity date of the Facility is March 13, 2027, subject to two (2) separate consecutive options by Seller to extend the then-current maturity date for a period of one (1) year each, in each case, subject to satisfaction of certain customary conditions.

In connection with the WF Repurchase Agreement, the Company entered into a Guarantee Agreement (the “Guarantee”), pursuant to which the Company guarantees the prompt and complete payment and performance of the guaranteed obligations when due under the Facility, subject to limitations specified therein. The Guarantee may become full recourse to the Company upon the occurrence of certain events, including the commencement of a bankruptcy action with respect to the Company or Seller. The Company is also liable under the Guarantee for actual costs, expenses or liabilities actually incurred by Buyer resulting from customary “bad boy” events as described in the Guarantee.

The WF Repurchase Agreement and the Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type.

The foregoing descriptions of the WF Repurchase Agreement and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the WF Repurchase Agreement and the Guarantee, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Repurchase and Securities Contract, dated March 13, 2025, by and between FBRED BDC WWH Seller, LLC, as Seller, and Wells Fargo Bank, National Association, as Buyer

10.2	Guarantee Agreement, dated March 13, 2025, made by Franklin BSP Real Estate Debt BDC in favor of Wells Fargo Bank, National Association, as Buyer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REAL ESTATE DEBT BDC
Date: March 19, 2025

	By:	/s/ Micah Goodman
	Name:	Micah Goodman
	Title:	Secretary